Exhibit 99.1

Xplore Technologies Reports 12% Revenue Growth, $0.03 EPS in Fiscal 2018
Profitable Year Driven by Solid Growth, Operational Execution
Agreement to be Acquired by Zebra Technologies

AUSTIN, Texas – July 5, 2018 – Xplore Technologies Corp. (NASDAQ: XPLR), a global leader in rugged computing, today reported increased revenue and positive net income for its fiscal year 2018, ended March 31, 2018, and the signing of a definitive agreement to be acquired by Zebra Technologies.

Fiscal Year 2018 and Recent Highlights:

•	Reported revenue of $86.9 million, an increase of 11.6% year-over year;
•	Achieved gross margin of 29.8%, increased from 28.2% in fiscal 2017;
•	Maintained low operating expenses of $25.2 million, including $0.7 million in one-time charges;
•
Reported a net profit of $300,000, or $0.03 per diluted share, and adjusted EBITDA of positive $3.8 million, compared with a net loss of $2.6 million, or ($0.23) per basic share, and negative adjusted EBITDA of $168,000 in fiscal 2017;

•
Results for fiscal 2018 include $0.06 per share in one-time charges related to executive severance costs and $0.01 per share representing a one-time property tax payment related to assets acquired from Motion Computing in 2015;

•	Transformed Xplore into a rugged mobility company with the launch of the XBOOK line of 2-in-1 devices and entry into the $2.5 billion rugged handheld device market;
•	Continued to win orders across a number of targeted vertical markets, including manufacturing, industrial and government applications;
•	Furthered the company’s focus on improved domestic and international distributor and reseller relationships with the rollout of new incentive and co-promotion programs; and
•	Announced a definitive agreement for Zebra Technologies to acquire Xplore for $6.00 per share.

Chief Executive Officer Tom Wilkinson stated: “As promised, we reported a strong finish to fiscal 2018, delivering an almost 12% increase in annual sales, positive GAAP net income for the year and significant progress on our transformation into a diversified, profitable rugged mobility company serving an addressable market in excess of $4 billion. Our success as the #2 global provider of rugged tablets and strong growth outlook earned the notice of Zebra Technologies, the global leader in rugged mobile computers, barcode scanners and barcode printers. This morning we announced an agreement to be acquired by Zebra for $6.00 per share. We are excited to join Zebra, and believe this acquisition validates the incredible work our team does every day to develop innovative rugged mobility solutions to serve our customers. Our products are a natural fit for Zebra and gives them a highly complementary rugged tablet portfolio and customer base that stands strong against any competitor.”

Zebra Technologies Transaction
Xplore today announced a definitive agreement to be acquired by Zebra Technologies Corporation, a market leader in rugged mobile computers, barcode scanners and barcode printers enhanced with software and services to enable real-time enterprise visibility. Under terms of the agreement, Zebra will acquire all of the outstanding shares of Xplore for $6.00 per share. Zebra plans to effect the acquisition via commencing a tender offer. The transaction is subject to customary closing conditions and is expected to close in the third quarter of 2018. Xplore expects to file a Current Report on Form 8-K with the Securities and Exchange Commission later today providing further details regarding the terms of the transaction.

Full Year Financial Results
For the full fiscal year 2018, Xplore reported total revenue of $86.9 million, an increase of 11.6% from $77.9 million in fiscal 2017. The change in revenue reflected strong growth across Xplore’s customer base, increased international sales and rising adoption of rugged solutions in the mobile workplace. Gross margin in fiscal 2018 was 29.8%, an increase of 160 basis points from, 28.2% in fiscal 2017, reflecting changes in product mix and improved production efficiency.

Operating expenses for fiscal 2018 were $25.2 million, an increase of 5.0% from $24.0 million in fiscal 2017. The increase in operating expenses was primarily caused by $575,000 in severance costs associated with the resignations of Phillip Sassower as Chairman and Mark Holleran as CEO, and $91,000 as a one-time property tax settlement related to assets purchased from Motion Computing in 2015.

Net profit for fiscal 2018 was $300,000, or $0.03 per diluted share, compared to a net loss of $2.6 million, of ($0.23) per basic share in fiscal 2017. Adjusted EBITDA for fiscal 2018 was positive $3.8 million including one-time severance and tax charges, compared to negative $168,000 in fiscal 2017. The change in net income and adjusted EBITDA reflects Xplore’s successful transition to a sustainably profitable company through an emphasis on sales growth and operating efficiency.

Fiscal 2018 Fourth Quarter Financial Results
Xplore reported revenue of $20.3 million for the fiscal fourth quarter ended March 31, 2018, a 20% increase from $16.9 million in the year-ago fourth quarter. Revenue reflected increased demand for rugged tablets, increased international sales, fulfilment of large multi-quarter customer contracts. Additionally, revenue reflected a continued lessening of prior seasonal trends due to increased emphasis on long-term customer orders and diversification of the customer base.

Gross profit in the fourth quarter was $5.7 million, or 28.2% of revenue, compared with $4.8 million, or 28.1% of revenue, in the preceding year fourth quarter. The change in gross margin reflects a change in product mix and an overweighting of fulfillment for larger customers with negotiated pricing.

Operating expenses were $6.2 million for the fiscal fourth quarter, compared with $5.2 million in the prior year fourth quarter. Operating expenses reflect continued lean operating practices plus increased headcount in sales and marketing and expansion ahead of the company’s rugged handheld market entry.

For the quarter, Xplore reported a net loss of $638,000, or ($0.05) per share, compared to net loss of $488,000, or ($0.04) per share, in the prior year fourth quarter.

EBITDA adjusted for non-cash compensation, severance and tax settlement charges was $171,000, compared with positive $1.7 million in the preceding quarter and positive $30,000 in the fiscal fourth quarter 2017. A reconciliation is provided in the tables included in this release and the previously disclosed fiscal third quarter release.

Cash Flow and Balance Sheet
For the year ended March 31, 2018 net cash used in operating activities was $16.5 million, primarily to finance increased accounts receivable due to revenue growth and added inventory to ensure fulfillment of large customer orders and minimum order quantities on certain legacy products. Net cash used by operating activities reflects accounts receivable balances of $18.9 million, compared with $10.5 million at year end fiscal 2017, and inventory of $25.6 million, compared with $12.9 million at the prior year end. At quarter end, cash was $46,000 and debt under the company’s line of credit was $14.2 million.

Conference Call
Due to the acquisition agreement with Zebra Technologies, Xplore is cancelling its results conference call previously planned for today at 11:00 a.m. ET. Further information will be available to Xplore shareholders in documentation associated with the Zebra tender offer.

About Xplore Technologies
Xplore is The Rugged Tablet Authority™, exclusively manufacturing powerful, long-lasting, and customer-defined rugged tablet PCs since 1996. Today, Xplore offers the broadest portfolio of genuinely rugged tablets – and the most complete lineup of rugged tablet accessories – on Earth. Its mobility solutions are purpose-built for the energy, utilities, telecommunications, military and defense, manufacturing, distribution, public safety, healthcare, government, and field service sectors. The company’s award-winning military-grade computers are also among the most powerful and longest lasting in their class, built to withstand nearly any hazardous condition or environmental extreme for years without fail. Visit www.xploretech.com for more information on how Xplore and its global channel partners engineer complete mobility solutions to meet specialized workflow demands. Follow us on Twitter, Facebook, LinkedIn, and YouTube.

Forward Looking Statements
This news release contains forward-looking statements that involve risks and uncertainties, which may cause actual results to differ materially from the statements made. When used in this document, the words “may”, “would”, “could”, “will”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “expect” and similar expressions are intended to identify forward-looking statements. Such statements reflect Xplore’s current views with respect to future events and are subject to such risks and uncertainties. Many factors could cause actual results to differ materially from the statements made including those factors detailed from time to time in filings made by Xplore with securities regulatory authorities. Should one or more of these risks or uncertainties materialize, or should assumptions underlying the forward looking statements prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated or expected. Xplore does not intend and does not assume any obligation to update these forward-looking statements.

Contact Information:
Matt Kreps, Darrow Associates Investor Relations
(214) 597-8200
mkreps@darrowir.com

Tom Wilkinson
Chief Executive Officer
(512) 637-1162

XPLORE TECHNOLOGIES CORP.
Consolidated Balance Sheets—Unaudited
(in thousands)

	March 31, 2018	March 31, 2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$46	$3,460
Accounts receivable, net	18,913	10,452
Inventory, net	25,616	12,858
Prepaid expenses and other current assets	1,140	469
Total current assets	45,715	27,239
Fixed assets, net	1,672	1,862
Intangible assets, net	1,065	1,425
Goodwill	15,159	15,159
	$63,611	$45,685
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Bank indebtedness	$14,159	$—
Accrued payable	10,006	7,342
Accrued liabilities	2,668	2,266
Deferred revenue and current warranty liabilities	3,074	3,145
Total current liabilities	29,907	12,753
Deferred revenue and non-current warranty liabilities	3,429	3,650
Total liabilities	33,336	16,403
Commitments and contingencies	—	—
STOCKHOLDERS’ EQUITY:
Preferred Stock, par value $0.001 per share; authorized 5,000; shares issued none	—	—
Common Stock, par value $0.001 per share; authorized 15,000; shares issued 11,086 and 10,970, respectively	11	11
Additional paid-in capital	172,477	171,784
Accumulated deficit	(142,213)	(142,513)
	30,275	29,282
	$63,611	$45,685

XPLORE TECHNOLOGIES CORP.
Consolidated Statements of Profit and Loss—Unaudited
(in thousands of dollars, except share and per share amounts)

	Years Ended March 31,
	2018	2017
Revenue	$86,939	$77,928
Cost of revenue	61,047	55,956
Gross profit	25,892	21,972

Expenses:
Sales, marketing and support	14,439	12,370
Product research, development and engineering	3,354	4,462
General administration	7,437	7,193
	25,230	24,025
Income (loss) from operations	662	(2,053)

Other income (expense):
Interest expense	(426)	(173)
Other income (expense)	71	(197)
	(355)	(370)
Income (loss) before income taxes	307	(2,423)
Income tax (expense) benefit	(7)	(129)
Net income (loss)	$300	$(2,552)

Income (loss) per common share, primary	$0.03	$(0.23)
Income (loss) per common share, fully diluted	$0.03	$(0.23)
Weighted average number of common shares outstanding, primary	11,019,715	10,938,057
Weighted average number of common shares outstanding, fully diluted	11,039,715	10,938,057

XPLORE TECHNOLOGIES CORP.
Consolidated Statements of Cash Flows—Unaudited
(in thousands)

	Years Ended March 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Cash provided by (used in) operations:
Net income (loss)	$300	$(2,552)
Items not affecting cash:
Depreciation and amortization	1,765	1,571
Provision for doubtful accounts	233	(91)
Stock‑based compensation expense	588	511
Loss on disposal of asset	—	28
Reversal of inventory reserve	299	-
Changes in operating assets and liabilities:
Accounts receivable	(8,694)	3,916
Inventory	(13,057)	2,000
Prepaid expenses and other current assets	(671)	331
Accounts payable and accrued liabilities, including deferred revenue	2,774	(5,598)
Net cash provided by (used in) operating activities	(16,463)	116
CASH FLOWS FROM INVESTING ACTIVITIES:
Net cash received (paid) in purchase transaction	—	(287)
Additions to fixed assets	(1,215)	(2,098)
Net cash used in investing activities	(1,215)	(2,385)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term borrowings	83,927	50,476
Repayment of short-term indebtedness	(69,768)	(50,476)
Net proceeds on issuance of Common Stock	105	135
Net cash provided by financing activities	14,264	135
CHANGE IN CASH AND CASH EQUIVALENTS	(3,414)	(2,134)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	3,460	5,594
CASH AND CASH EQUIVALENTS, END OF PERIOD	$46	$3,460
SUPPLEMENTAL DISCLOSURE OF CASH FLOWS:
Payments for interest	$426	$173
Payments for income taxes, net of refunds	$—	$129

XPLORE TECHNOLOGIES CORP.
Adjusted EBITDA Reconciliation—Unaudited
(in thousands)

	Three Months Ended March, 31
	2018	2017

Net income (loss)	$(638)	$(488)

Income taxes	(21)	-
Interest expense	179	17
Depreciation and amortization	400	403
Stock-based compensation expense	251	98

ADJUSTED EBITDA	$171	$30

XPLORE TECHNOLOGIES CORP.
One-Time Charge Reconciliation—Unaudited
(in thousands, except per share amounts)

	Fiscal Year Ended March 31, 2018
	Net Income	Adjusted EBITDA
Presented	$300	$3,086

Severance related costs	575	575
Motion property tax	91	91

Amounts before one-time charges	$966	$3,752

Per Share amounts before One Time Charges	$0.09	$0.34

Xplore Technologies Quarterly Historical Information

	FY 2018
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	YTD

Revenue	$19,998	$22,748	$23,853	$20,340	$86,939
Cost of revenue	13,812	16,395	16,233	14,607	61,047
Gross profit	6,186	6,353	7,620	5,733	25,892

Expenses
Sales, marketing and support	3,201	3,166	3,803	4,269	14,439
Product research, development & engineering	807	922	779	846	3,354
General administrative	1,950	1,786	2,577	1,124	7,437
Total expenses	5,958	5,874	6,006	6,239	25,230

Profit/(loss) from operations	228	479	461	(506)	662

Other expenses
Interest expense	(25)	(79)	(143)	(179)	(426)
Other income/expenses	36	7	2	26	(7)
	11	(72)	(141)	(153)	(355)

Income/(loss) before taxes	239	407	320	(659)	307
Income taxes	-	(10)	(18)	21	(7)
Net income	$239	$397	$302	$(638)	$300

Depreciation & amortization	473	454	438	400	1,765
Interest expense	25	79	143	179	426
Income taxes	-	10	18	(21)	7
EBITDA	737	940	901	(80)	2,498

Non-cash compensation	102	113	122	251	588
Adjusted EBITDA	$839	$1,053	$1,023	$171	$3,086

	FY 2017
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	YTD

Revenue	$16,473	$20,007	$24,499	$16,949	$77,928
Cost of revenue	11,609	14,371	17,784	12,192	55,956
Gross profit	4,864	5,636	6,715	4,757	21,972

Expenses
Sales, marketing and support	3,435	2,896	3,153	2,886	12,370
Product research, development & engineering	953	1,317	1,303	889	4,462
General administrative	2,039	1,868	1,816	1,470	7,193
Total expenses	6,427	6,081	6,272	5,245	24,025

Profit/(loss) from operations	(1,563)	(445)	443	(488)	(2,053)

Other expenses
Interest expense	(8)	(69)	(79)	(17)	(173)
Other income/expenses	(96)	(22)	(96)	17	(197)
	(104)	(91)	(175)	-	(370)

Income/(loss) before taxes	(1,667)	(536)	268	(488)	(2,423)
Income taxes	(80)	-	(49)	-	(129)
Net income	$(1,747)	$(536)	$219	$(488)	$(2,552)

Depreciation & amortization	348	456	364	403	1,571
Interest expense	8	69	79	17	173
Income taxes	80	-	49	-	129
EBITDA	(1,311)	(11)	711	(632)	(679)

Non-cash compensation	175	127	111	98	511
Adjusted EBITDA	$(1,136)	$116	$822	$30	$(168)

Xplore Technologies Quarterly Key Statistics

	FY 2018
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	YTD

Gross margin	30.9%	27.9%	31.9%	28.2%	29.8%
Operating margin	1.1%	2.1%	1.9%	-2.5%	0.8%
Periodic revenue %	25.7%	29.2%	30.6%	26.1%	100.0%
Quarter over Quarter
Revenue Change %	18.0%	13.8%	4.9%	-14.7%

	FY 2017
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	YTD

Gross margin	29.5%	28.2%	27.4%	28.1%	28.2%
Operating margin	-9.5%	-2.2%	1.8%	-2.9%	-2.6%
Periodic revenue %	21.1%	25.7%	31.4%	21.7%	100.0%
Quarter over Quarter
Revenue Change %	-20.1%	21.5%	22.5%	-30.8%